Exhibit 10.1
For Non-Employee Directors
With Acceleration of Vesting
PEOPLESUPPORT, INC.
2004 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNITS AGREEMENT
Name
c/o 1100 Glendon Avenue, Suite 1250
Los Angeles, CA 90024 USA
PeopleSupport, Inc. (the “Company”) has granted you the number of Restricted Stock Units set forth below under this stock award (“Award”) under the PeopleSupport, Inc. 2004 Stock Incentive Plan (the “Plan”), subject to the following terms. Each of the capitalized terms herein shall have the meaning given it by the Plan except if the context of such term clearly assumes a different meaning.

Date of Grant	Number of Restricted Stock Units Covered By this Award
     1. Grant of Award. The Company has granted you the above-listed number of Restricted Stock Units (which is the right to receive one share of the common stock of the Company (“Common Stock”) for each one of the Restricted Stock Units), (“RSUs”) subject to provisions of this Agreement and the Plan.
     2. Distribution of Shares of Common Stock Subject to Vesting. You will be issued one share of the Common Stock for each of the RSUs that becomes vested subject to the following vesting schedule: [Initial Grant: One-third (33%) of the RSUs will become vested on each of the three anniversary dates of the above Date of Grant of this Award provided that you have remained in continuous service on the Board of Directors of the Company from the above Date of Grant through each anniversary of the Date of Grant] [Annual Grant: All of RSUs will become vested in full on the one year anniversary of the above Date of Grant of this Award provided that you have remained in continuous service on the Board of Directors of the Company from the above Date of Grant through such date]. In the event of a Change in Control (as hereinafter defined), all of the RSUs will become vested in full upon the effective date of such event.
     A “Change in Control” shall mean the occurrence of any of the following events:
     (i) A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who:
          (A) Had been directors of the Company on the “look-back date” (as hereinafter defined) (the “original directors”); and

          (B) Were elected, nominated for election or appointed to the Board of Directors with the affirmative vote of at least a majority of the aggregate of the original directors, or a committee thereof, who were still in office at the time of the election, nomination or appointment and the directors whose election, nomination or appointment was previously so approved (the “continuing directors”); or
     (ii) Any “person” (as hereinafter defined) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act (as defined in the Plan)), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or
     (iii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or
     (iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets.
     For purposes of subsection (i) above, the term “look-back” date shall mean the later of (1) the Effective Date (as defined in the Plan) or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.
     For purposes of subsection (ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent (as defined in the Plan) or Subsidiary (as defined in the Plan) and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.
     Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the Securities and Exchange Commission for the initial offering of Stock to the public.

     3. Term of Award. The Award shall have a term beginning on [Date] and ending on [Date], with the settlement of the Award if vested or the expiration of the Award if not vested.
     4. Distribution of Shares of Common Stock. A share of Common Stock shall be issued as soon as administratively practicable following the time that an RSU becomes vested but not later than two and one-half months or such shorter period of time required to qualify for an exemption from the application of Section 409A of the Internal Revenue Code.
     5. Transfer of Award. The RSUs shall not be transferable, except by will or the laws of descent and distribution, provided that any such transfer shall be subject to the terms of this Agreement and the Plan. Any other attempt to transfer or dispose of the RSUs shall be null and void and unenforceable.
     6. Plan Terms Govern. The grant of this Award and the settlement of earned RSUs are subject to the provisions of the Plan and any rules that the Committee may prescribe. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.
     7. Limitations. Nothing in this Agreement or the Plan shall be construed to give you any right to continue in service of the Company or any of its Affiliates or to interfere in any way with the right of the Company or any of its Affiliates to terminate your service at any time. The distribution of any Common Stock in settlement of the vested RSUs is not secured by a trust, insurance contract or other funding medium, and you shall not have any interest in any fund or specific asset of the Company by reason of this Award or the bookkeeping account established on your behalf.
     8. Tax Withholding. The settlement of your vested RSUs may be subject to applicable tax withholdings. As a condition of this Award and the settlement of the vested RSUs hereunder, you must make arrangements with the Company for the withholding and payment of applicable taxes, if any.
     9. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement which shall remain in full force and effect. Moreover, if any provision is found to be excessively broad in duration, scope or covered activity, the provision shall be construed so as to be enforceable to the maximum extent consistent with applicable law.
     10. Compliance with Applicable Laws, Regulations and Rules and the Company’s Policies. In accepting the Award, you agree to comply with all applicable laws, regulations and rules of governing state and federal governmental agencies as well as the applicable regulations and rules of any stock exchange on which the securities of the Company are traded, and any policies as now or hereafter established by the Company, with regard to the Award. You acknowledge and agree that you may be required to disgorge any and all gains and payments under the Award to the extent required by applicable laws, stock exchange regulations and rules, and the policies of the Company. This Award shall be construed and administered as necessary to qualify for an exemption from the application of Section 409A of the Internal Revenue Code. This Award is granted under and governed by the terms and conditions of this

Restricted Stock Units Agreement and the Plan, a copy of which is attached and made a part of this instrument.

DIRECTOR NAME	PEOPLESUPPORT, INC.

Peter Phan

Corporate Counsel